                                                                  Exhibit 10.36



     Portions of this Exhibit have been omitted pursuant to confidential treatment. Such portions of the Exhibit have been separately filed with the Commission.




                                   AGREEMENT

                                    BETWEEN

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.

                                      AND

                          HOLLINGSEAD INTERNATIONAL









                                                                      Eben Kane

                                                                 Control No. 09

                            HOLLINGSEAD INTERNATIONAL

                                   ---------

                         INTERACTIVE FLIGHT TECHNOLOGIES

                                TABLE OF CONTENTS


1. AGREEMENT BETWEEN INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND HOLLINGSEAD INTERNATIONAL.

2.  STATEMENT OF WORK TO THE AGREEMENT BETWEEN INTERACTIVE FLIGHT
    TECHNOLOGIES, INC. AND HOLLINGSEAD INTERNATIONAL FOR SWISSAIR.

3. PRICING AND PAYMENT SCHEDULE TO THE AGREEMENT BETWEEN INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND HOLLINGSEAD INTERNATIONAL FOR SWISSAIR.

4.  SUPPLEMENT I - KIT COMPONENTS AND PRICE RECONCILIATION

5.  PROJECT TIME SCHEDULE.

                                  AGREEMENT
                                   BETWEEN
                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                     AND
                           HOLLINGSEAD INTERNATIONAL

     This agreement ("Agreement") is made and entered into July 30, 1996 by and between Interactive Flight Technologies, Inc. ("IFT") and Hollingsead International, Inc. ("HI") based on the following facts and circumstances:

     A. IFT has designed a unique interactive entertainment system for use on commercial aircraft ("Aircraft") which includes video on demand, interactive entertainment games and casino style gaming (the "System").

     B. To date the system has been installed on first and business class seats for a limited number of Aircraft.

     C. The parties are entering into this Agreement for the purpose of HI providing to IFT the engineering services ("Services"), manufacture of the installation kit ("Kits"), the installation labor ("Installation Labor") and airworthiness certification ("Certification") to be performed in accordance with the time schedule attached hereto (the "Project Schedule") to enable use of the System by the airlines who are IFT's customers (the "Customers") subject to the terms of this Agreement.

     D. IFT shall have the sole responsibility for technical validation and total system architecture.

     E. This Agreement will specify the terms and conditions pursuant to which (i) HI will be the exclusive System Integrator and Program Manager to provide the Services, Kits, Installation Labor and Certification for installation of IFT's System for Swissair and (ii) IFT and HI will work together toward forming a strategic alliance for the growth, development and marketing of the System. The Terms and Conditions of the Strategic Alliance will be mutually developed and agreed upon within 45 days following the execution of this Agreement or such later date as may further mutually determined.

///

///

///

///

     Based on the foregoing facts and circumstances and for good and valuable consideration, IFT and HI hereby agree as follows:

     1.   ORDER FOR SERVICES, KITS, INSTALLATION LABOR AND CERTIFICATION.

          IFT hereby orders from HI and HI hereby agrees to provide to IFT the Services, Kits, Installation Labor and Certification specified in the Statement of Work - Swissair ("SOW") attached hereto.

     2.   PRICES AND PAYMENT.

          HI agrees to provide the Services, Kits, Installation Labor and Certification at the prices specified in the schedules of prices and payment attached hereto (the "Pricing and Payment Schedules"), Exhibit 3 hereto; IFT hereby agrees to pay HI on the dates and in the manner specified the prices for the Services, Kits, Installation Labor, Certification and Travel & Lodging as specified in the Pricing and Payment Schedules.

     3.   STANDARDS FOR PERFORMANCE BY HI.

          3.1 KITS. HI shall deliver all Kits in accordance with the Engineering Drawings, the Specifications and the SOW.

          3.2 SERVICES. HI shall perform all of the Services as required by the SOW.

          3.3 INSTALLATION LABOR. HI shall provide the Installation Labor so as to install the Kits in accordance with the provisions of the SOW in such time periods as are provided in the Project Schedule.

          3.4 CERTIFICATION. Subject to the performance of the System in accordance with the specifications for the System within the responsibility of IFT, HI shall obtain Certification of the First of Type ("FOT") Aircraft for each type of Aircraft subject to this Agreement.

///

///

///

///

          3.5 INSPECTION AND TESTING, REJECTION AND RETURN. During the course of the performance of the Services and the manufacture of the Kits or part(s) thereof, IFT (together with any representative of the Customer) shall be entitled to (i) witness the work associated with the Services, manufacture of the Kits or part(s) thereof or Installation Labor, (ii) inspect or test the Kits or part(s) thereof to determine if the Kits or part(s) thereof comply with the Engineering Drawings, Specifications and Statement of Work. The inspection which IFT may perform, at IFT's option, may take place either at HI's facility, IFT's facility in the United States or at the airport facility of the Customer at the installation location. Provided that HI shall have complied with the provisions of Sections 3.1 through 3.4, IFT shall accept the performance of HI pursuant to this Agreement. To the extent the Kits or part(s) thereof do not conform to the Engineering Drawings, Specifications or SOW ("Non-Conforming Kits or part(s) thereof'), IFT may reject any Non-Conforming Kits or part(s) thereof and return any such part to HI in accordance with HI's return material authorization procedure at HI's expense to HI's facility. HI will promptly repair or replace any Non-Conforming Kits or part(s) thereof with Kits or part(s) thereof which comply with the Engineering Drawings, Specifications and SOW.

     4.   DELIVERY.

          IFT shall from time to time specify the method for delivery of the Kits to IFT or any Customer, delivery of Kits shall be FOB, Santa Fe Springs, CA and the cost of freight transportation shall be borne by IFT. Title to the goods shall pass upon delivery of the kits by HI to the delivery site and the risk of loss or damage to the Kits shall then become the risk of IFT. Upon delivery of the Kits, HI shall warrant to IFT that IFT has acquired full title to the Kits See and clear of any security interest, lien or other claim.

     5.   PROJECT MANAGEMENT AND COORDINATION.

          5.1 APPOINTMENT OF PROJECT MANAGERS. HI shall appoint a Project Manager (the "HI Project Manager") who will have overall authority and responsibility for the supply of Kits and Services pursuant to this Agreement. IFT shall appoint a Project Manager (the "IFT Project Manager") who will have overall authority and responsibility for the performance of IFT's obligations pursuant to this Agreement.

          5.2 DUTIES OF THE PROJECT MANAGERS. The IFT Project Manager and the HI Project Manager shall have the responsibility to meet (or confer by telephone) with such frequency as is desirable to maintain the Project Schedule, but no less frequently than weekly. At each meeting, each Project Manager will present to his or her counterpart the overall Project status, including identifying all issues and specifying the actions to be taken with respect to such open issues by HI, IFT, the seat manufacturers or other vendors to IFT.

          5.3 REPORTS OF THE PROJECT MANAGERS. On or before the 10th day of each calendar month until installation is complete for each Aircraft for Swissair, the HI Project Manager shall prepare a report comparing actual performance by HI to the Project Schedule (the "Monthly Project Report"); if there are any variations from the Project Schedule, the Monthly Project Report shall specify the variations and the reasons for such variation as well as providing an updated Project Schedule ("Updated Project Schedule") in the event there is any reason which results in a change in the time or manner of performance by HI. On or before the 20th day of each calendar month, until installation is complete for each Aircraft for Swissair, the IFT Project Manager shall deliver to the HI Project Manager a response to the Monthly Project Report in which any matter which IFT believes reflects a failure of performance by HI is specified.

     6.   WARRANTY.

          6.1 If within 60 months after installation of any of the Kits on any Customers' Aircraft, there shall be any defect in the Kits or part(s) thereof as a result of HI's defective design, faulty materials or workmanship or faulty installation which defect arises under normal use of the Kits and occurs without abuse or negligence of IFT, the Customer or any third party, HI shall remedy the defect at its option by either replacement or repair of the defective Kits or any part(s) thereof. Any such repair or replacement of Kits or part(s) thereof shall be made within 10 business days of receipt of the defective Kits or part(s) thereof by HI. IFT shall be responsible for all transportation of parts and materials returned to HI for warranty disposition. HI shall be responsible for surface transportation charges from its facility in Santa Fe Springs, California to the designated Freight Forwarder in Los Angeles, California.

          6.2 HI hereby represents and warrants to IFT that (i) HI shall comply with all applicable federal, state and local laws in effect at the time services are performed and goods are delivered, including all professional registration requirements; (ii) that all Services and Installation Labor shall be performed consistent with generally accepted professional standards and in an expeditious and economical manner.

     7.   OWNERSHIP OF THE SERVICES.

          For all Aircraft Types, all of the Services, including but not limited to the Engineering Drawings and the STC, shall be the sole and exclusive property of IFT within 45 days following completion of the First of Type Installation date or issuance of the STC by the FAA, whichever is the later.

     8.   FORCE MAJEURE.

          If any failure to perform on a timely basis arises from causes beyond the control or without the fault of HI, including without limitation
(i) acts of God, (ii) acts of a public enemy, (iii) acts of any Government,
(iv) fires, (v) floods, (vi) earthquake or landslide, (vii) epidemics, (viii) quarantine restrictions, (ix) strikes, (x) other causes of materials not being commercially available, (xi) freight embargoes, (xii) unusually severe weather conditions, and (xiii) acts of IFT or any Customer or any of their agents, subagents, contractors employees officers or directors or other events which have been determined to constitute FORCE MAJEURE, to the extent of the delay resulting from such cause, HI's performance shall be excused.

     9.   ASSIGNMENT.

          Without the other party's prior written consent, neither party to this Agreement will assign this Agreement; provided that performance of any part of the Agreement by an affiliate of HI shall not constitute an Assignment unless the majority of assets is purchased by a third party.

     10.  INSURANCE.

          HI will maintain property insurance on all of the Kits at full replacement value while the Kits are in the possession of HI against all risk of physical loss.

          HI maintains products liability insurance in the sum of $20 million which insurance insures HI's performance of the Services, Kits, Installation Labor and Certification pursuant to the terms of this Agreement.

     11.  PATENT AND COPYRIGHT INDEMNITY.

          HI and IFT do hereby indemnify and hold one another harmless against any and all liability, loss, damages, claims, costs and expenses, including all reasonable legal fees, arising out of any claim and any defense thereof in respect of any infringement or alleged infringement of any patent, trademark, copyright or other proprietary right whether in the United States or elsewhere resulting from the Services or the System respectively.

     12.  EXPORT AND IMPORT LICENSES.

          IFT is responsible for any and all export and import licenses for the System, including the Kits or any part(s) thereof.

     13.  CONFIDENTIALITY.

          13.1 OBLIGATIONS. Each party agrees that (a) it shall maintain the confidential nature of any Proprietary Information (as defined below) received from the other party, using the same degree of care used by such party with regard to its own information of a like character and (b) it shall use such Proprietary Information solely for the purpose of meeting its obligations under this Agreement and not in connection with any other business or activity. Each party acknowledges that the other parties may disclose the existence and nature of this Agreement (but not the specific financial or other contractual terms) to prospective customers and to the general public, and may refer to this Agreement and the other parties hereto in any promotional materials. At the termination of this Agreement, or any time upon demand of a disclosing party, each of the parties agree to return any and all materials containing any Proprietary Information.

          13.2 LIMITATIONS ON CONFIDENTIALITY OBLIGATIONS AND USE RESTRICTIONS. The restrictions on use and the obligations of confidentiality contained in the Agreement will not apply to any item or combination of items of information (a) that the receiving party can demonstrate (i) is then in the public domain by acts not attributable to such party, (ii) is hereafter received on an unrestricted basis by the receiving party from a third party source who to the receiving party's knowledge after due inquiry is not and was not bound by confidentiality obligations to the disclosing party, or
(iii) was known to the receiving party as shown by its written records prior to the date of disclosure hereunder.

          13.3 ACTIONS IF DISCLOSURE REQUIRED. If the receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to make any disclosure otherwise prohibited hereunder, it shall provide the disclosing party with prompt notice of such requests or requirements prior to disclosure so that (a) the disclosing party (with the reasonable cooperation of the receiving party) may seen an appropriate protective order or other remedy and/or (b) the parties can seek in good faith to agree on the appropriate scope and approach to disclosure. If a protective order or other remedy is not obtained, the receiving party may furnish only that portion of the Proprietary Information which it is legally compelled to disclose and shall use its reasonable efforts to obtain confidential treatment for the Proprietary Information.

          13.4 PROPRIETARY INFORMATION. "Proprietary Information" means all oral, written or recorded information about or related to the party (or any subsidiaries or other affiliates) or, its or their technology, assets, liabilities, or business, which is furnished by its officers, directors, employees, agents or controlling persons, and is identified as confidential or proprietary in nature, whether furnished before or after the date hereof, and regardless of the manner which it is furnished, together with any summaries, extracts, analyses, compilations, studies or other documents or records prepared by the receiving party with contain, reflect or are generated from such information. Proprietary Information shall also include information relating to IFT's customers provided to IFT and/or HI under obligations or confidentiality.

     14.  GENERAL.

          14.1 Any and all amendments to this Agreement must be in writing, specify that they are an amendment to this Agreement and be signed by IFT and HI.

          14.2 This Agreement, together with the Schedules hereto, constitutes the entire understanding between IFT and HI on the subject matter hereof and all prior discussions and writings between IFT and HI are superseded by this Agreement.

          14.3 This Agreement shall be interpreted pursuant to the laws of the State of California for contracts made in and to be performed in California.

          14.4 Any and all disputes between IFT and HI shall be resolved by binding arbitration conducted at the Los Angeles offices of the Judicial Arbitration and Mediation Service ("JAMS") or in Phoenix, Arizona if IFT initiates such proceedings, in accordance with its procedures and any of its rules and regulations for commercial arbitration. Any such proceeding shall be conducted by a retired judge of the Superior Court of the State of California in accordance with the selection process of JAMS. The decision in such proceeding will be binding on the parties to this Agreement.

          14.5 Any notices required or permitted shall be sent by either (i) facsimile transmission and United States mail, postage prepaid or (ii) overnight courier providing proof of delivery to the party at the address specified below or at such other address for which notice is given pursuant to the provisions of this Section. Notices shall be effective upon receipt.

          If to HI:
                     Hollingsead International, Inc.
                     Attention: President
                     13701 Excelsior Drive
                     Santa Fe Springs, CA 90670-5178
                     Fax Number: (310) 921-6313

          With a copy to:
                     DeCrane Aircraft Holdings, Inc.
                     Attention: Chief Executive Officer
                     155 Montrose West Avenue, Suite 210
                     Copley, OH 44321
                     Fax Number: (216) 668-2518

          If to IFT:
                     Interactive Flight Technologies, Inc.
                     Attention: Chief Executive Officer
                     4041 North Central Avenue, Suite 2000
                     Phoenix, AZ 85012
                     Facsimile: (602) 274-8372

          14.6 Captions and paragraph headings are for convenience only and are not to be used in construing and interpreting this Agreement; the recitals are to be used in construing and interpreting this Agreement.

     15.  PRODUCT SUPPORT.

          Product Support and Spares is the subject of a separate agreement between the parties. IFT and HI will make reasonable best efforts to enter to be into such an agreement within 45 days after the execution of this Agreement.

     13.  CHANGES AND ADDITIONAL WORK.

          IFT or HI may make changes or obtain additional work in any of the Services or Kits to be provided by HI pursuant to this Agreement; provided, however, that to make a change in any Service or Kit, (i) IFT shall first give notice ("Change Request") to HI of the specifications for the IFT proposed change; (ii) HI may propose a Change Request to IFT; (iii) within
(10) working days, HI shall give notice (the "Change Order") to IFT of the cost of such change and terms of payment for such change and the effect of the change on the dates for delivery of Services and Kits (and any corresponding delays in Installation and Certification, if any), and (iv) the change will become effective only at such time as HI receives a Change Order signed by an authorized agent of IFT.

     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed by their duly authorized representative.


Hollingsead International, Inc.


        [Illegible]      7/30/96
-----------------------------------
By:   PRESIDENT, DAH INC.


Interactive Flight Technologies, Inc.


                             7/30/90
------------------------------------
By:

                               STATEMENT OF WORK
                               TO THE AGREEMENT
                                    BETWEEN
                     INTERACTIVE FLIGHT TECHNOLOGIES, INC
                                      AND
                        HOLLINGSEAD INTERNATIONAL, INC.
                                      FOR
                                   SWISSAIR


1.0  APPLICABLE AIRCRAFT TYPES

     The following Aircraft types and quantities per Table 1 will be retrofitted with the IFT System. The appropriate airline interior arrangement drawing (Layout Passenger Accommodations, or LOPA), installation and applicable revision per Aircraft type are also given.


                                   Table 1

     A/C TYPE           A/C QUANTITY              LOPA DRAWING
     --------           ------------          ---------------------
       B747                  3                991021 Rev 10.10.95
       B747                  2                991041 Rev 10.10.95
       MD11                  7                991057 Dated 10.05.96
       MD11                  9                991056 Dated 10.05.96


     LOPA numbers and revision levels will be updated upon occasion by the Customer.

     1.1  LRU QUANTITIES PER AIRCRAFT TYPE
          The installation design furnished by HI shall support the LRU quantities defined in the hardware matrices in Appendix I of this document.

2.0  RESPONSIBILITIES

     2.1  IFT DESIGN RESPONSIBILITIES ARE:

          a) Overall definition of System function and performance requirements.

          b) Allocation of System function within the System.

          c) Definition of System interfaces.

          d) Dissemination of air line Customer requirements.

          e) Coordination of supplier/airline interface.

          f) All seat console interfaces and design.

          g) Design, test and manufacture of all System LRU's.

          h) All System development, EMI, qualification and acceptance testing and related reports.

          i) Design, test and manufacture of all special test equipment.

          j) Design, test and production of all software.

          k) Definition of power load shedding capability/requirements.


2.2 HI DESIGN RESPONSIBILITIES ARE:

          a) Establishment of the program management structure.

          b) Identification of key points of contact.

          c) Management of the internal engineering effort.

          d) Definition of data exchange requirement and procedures.

          e) Compilation of System baseline technical data.

          f) Compilation of Aircraft baseline technical data.

          g) Definition of power requirements and availability.

          h) Definition of Aircraft discretes.

          i) Identification of third party equipment interface requirements.

          j) Conduct physical survey of various Aircraft.

          k) Development of all Supplier Data Requirement List(s)SDRL defined items and provide per SDRL defined dates.

          l) Participation in all defined technical meetings and reviews.

          m) Confirmation of installation structural compatibility with Aircraft manufacturer.

          n) Development of installation plans, instruction and engineering orders.

          o) Development of STC Certification package.

          p) Provide assembly and detail documentation per the SDRL.

          q) Produce all cables and installation provisions required for System integration.

          r) Perform First Article Inspections in conjunction with IFT.

          s) Production of Illustrated Part Catalogs, Aircraft Maintenance Manuals, Service Bulletins and System Maintenance Practices as they pertain to the installation provisions.

          t) Scheduling, conducting and obtaining IFT approval (where required by IFT) of all design review and technical meeting minutes and action plans.

          u) Development of level 1 through level 4 project schedules and controls.

          v) Preparing ground test, EMI/RFI test, and flight test plans/report.

          LRU integration at the seat shall be the responsibility of a separate seat integrator under contract to IFT, and is thus not included in the document.

       HI shall formulate a development plan defined from the technical requirements contained in this document and in this document and in the referenced documentation. Following IFT review and approval, the support shall use the design and production process called out in their plans to design, manufacture and support the provisions for the System.

       HI shall inform IFT of selected design decisions by providing the documentation required as listed in the Sub-contractor Data Requirements List (SDRL) in the format called out by the technical requirements section of the document. Documentation required by IFT shall be produced, prior to the formal delivery date, as working documents during the course of the program.

       HI shall be responsible for those design decisions not covered by IFT design or documentation requirements. This allows HI to use parts or detailed design common to other products, or those of which they may have experience or expertise, provided such decisions do not adversely affect the IFT system or IFT's customers

  2.3 IFT VALIDATION RESPONSIBILITIES
       IFT will evaluate and validate HI's design to ensure that the technical requirements are operationally acceptable, acceptable to the airline Customer, and that the design allows implementation of the System. IFT may elect to perform independent testing as a part of the validation process. Set points or design review milestones will be scheduled by HI for this purpose.

  2.4 HI DESIGN QUALIFICATION
       HI shall verify by means of a compliance matrix that the design meets the technical design requirements of this document by paragraph. HI shall present, at CDR, verifiable evidence of compliance.

  2.5 TECHNICAL COORDINATION MEETINGS
       When considered necessary by HI and upon reasonable notice to IFT Technical Coordination Meetings (TCMs) shall be held between IFT, HI, and if deemed necessary, the seat manufacturer(s) and the Customer. A TCM is defined as a design review meeting to establish and record agreement on basic configuration, design requirements, technical data requirements, data submittals, Certification requirements, schedule review and to determine future action resulting thereof. The agenda, frequency, location and responsibility as to the preparation, distribution and approval of minutes of such meetings shall be mutually determined by IFT and HI. Items requiring action resulting from the review will be recorded and tracked for closure by HI.

  2.6 DESIGN REVIEWS
       HI shall coordinate each review and shall establish the time, place and agenda for each review subject to coordination and the approval of IFT. The agenda shall be received by IFT five (5) working days prior to the review. HI Project Management shall prepare minutes from the review and submit for IFT and airline Customer's approval within ten (10) working days after the review. Items requiring action resulting from the review wll be recorded and tracked for closure by HI.

       2.6.1 INSTALLATION PRELIMINARY DESIGN REVIEW (PDR)
              HI shall support and participate in a preliminary design review that supports mutually agreed upon program schedules. The PDR shall consist of a formal technical review of the basic design approach prior to the detailed design. The results of the PDR will signify a "freeze" of the design direction. At this point, all general requirements of IFT and the airline Customer should be in place, including all source data, hardware and System documentation deliverables and processes required to complete the objectives. The following shall be addressed at the PDR:

                 a) General Requirements - The requirements of IFT and
                    the airline Customer shall be addressed by HI as to how they shall be met. Any additional requirements, such as those of the airframe manufacturer, shall also be addressed. HI shall clearly identify where HI's design deviates from the requirements, if applicable. A physical description of the components, installation locations and hardware shall be provided, including sizes, weights, and provisions for future upgrades.

                 b) Documentation Structure - Development and
                    production documentation shall be identified by HI. Availability of such documentation shall also be stated. HI is responsible to provide all documentation specified in the SDRL ten (10) working days prior to the scheduled PDR.

                 c) Certification - System and Installation component
                    Certification strategies shall be identified by HI and approved by IFT.

                 d) Scheduling - Program schedules shall be presented by HI including key milestone dates for design, development, production, installation and Certification. Cut-off dates for IFT and airline Customer initiated changes shall be clearly stated and known risks identified. The start dates for production and subsequent production rate shall be stated. PDR deliverables will be identified and scheduled by line item.

                 e) Project Management - Processes for progress tracking and reporting shall be identified by HI.

                 f) Personnel - Staffing levels, points of contact and
                    communication paths shall be identified by HI.

                 g) Data Requirements - HI shall present requirements in
                    regard to hardware, documentation, additional information, etc. to continue the detailed design by HI.

  2.6.2 INSTALLATION INTERMEDIATE DESIGN REVIEW (IDR)
        Due to the tight program schedule constraints, HI shall participate in intermediate design reviews that support mutually agreed upon program schedules. The IDR shall consist of formal technical reviews of the basic design approach prior to the detailed design. The results of the PDR will be reviewed and progress towards IDR statused. At this point, all general requirements of IFT and the Airline Customer shall be reviewed. The following shall be addressed at the IDR:

                 a) General Requirements - The requirements of IFT and the
                    airline Customer shall be addressed by HI as to how they shall be met. Any additional requirements, such as those of the airframe manufacturer, shall also be addressed. A physical description of the components, installation locations and hardware shall be provided, including sizes, weights, and provisions for future upgrades.

                 b) Documentation - Development and production documentation shall be statused by HI.

                 c) Certification - System and Installation
                    component Certification strategies shall be statused.

                 d) Scheduling - Program schedules shall be presented
                    by HI including key milestone dates for design, development, production, installation and Certification. Cut-off dates for IFT and airline Customer initiated changes shall be reviewed.

                 e) Data Requirements - HI shall present any
                    outstanding data that are impacting the program.

                 f) HI will provide risk mitigation strategies to
                    enhance IFT program success.

  2.6.3 INSTALLATION CRITICAL DESIGN REVIEW (CDR)
        HI shall support and participate in a critical design review that supports mutually agreed upon program schedules. The CDR is the formal technical review of the detailed design prior to production and constitutes a "freeze" of the detailed design. At this time IFT's and the airline Customer's complete requirements should be in place. HI shall be responsible for providing all documentation specified in the SDRL. The CDR shall insure that the installation design meets the following criteria:

        a) HI shall address how IFT's and airline Customer requirements, and any additional requirements, have been met.
        b) HI shall address what effect the design has on existing Aircraft interfaces.
        c) HI shall review how the design meets Certification requirements.
        d) HI shall review how the technical data submittal requirements listed in the SDRL are proceeding as scheduled and are still feasible.
        e) HI shall demonstrate how all applicable issues raised at IDR shall be resolved.

  2.7 TECHNICAL SUPPORT
       Technical support shall include personnel, and spare installation provisioning parts necessary to test, calibrate, modify and maintain the provision hardware and support equipment, generate engineering change orders, and update documentation as required. HI shall provide technical representation for all installations to answer all inquiries with a direct communication line between IFT and HI. HI shall also provide on-site support through the completion of installation and aircraft return to service as required on each Aircraft type.

  2.8 INSTALLATION SUPPORT
       HI shall provide sufficient number of qualified personnel to perform the installation of the IFT System to a mutually agreed upon schedule. IFT will be responsible for coordinating the sufficient installation access to the Aircraft with the airline Customer.

3.0 TECHNICAL REQUIREMENTS

  3.1 GENERAL REQUIREMENTS
       HI shall be responsible for the installation engineering, mechanical mounting provision design, kitting, substantiation, and installation of System equipment and related cabling in First Class, Business Class and Economy Class. The seat integrator(s) chosen by the Customer airline shall be responsible for the engineering required to install IFT in-seat equipment and related cabling, and to restore the original seat Technical Service Order (TSO). All Aircraft interface designs shall be coordinated with, and approved by, IFT and the airline Customer s technical fleet Services.

        3.1.1 OFF-THE-SHELF VS. NEW DESIGN
              HI shall utilize existing off-the-shelf installation hardware whenever possible. New designs shall be considered only as needed to adapt existing components to meet the intent of the technical requirements or to facilitate mutually agreed installation schedule reduction.

        3.1.2 INTERCHANGEABILITY
              Interchangeability shall conform with Requirements 7 of MIL-STD-454. All parts, subassemblies, assemblies, etc., having the same part number shall be designed to be directly interchangeable without System or interface adjustment to either the components, part, System or Aircraft. Electrical connectors mating with interconnecting wiring harnesses that are not functionally interchangeable shall not be physically interchangeable. Interchangeability of hardware components across fleets is the design objectives.

        3.1.3 AIRFRAME MOUNTED EQUIPMENT
              HI shall obtain approval for all equipment installations that mount to the airframe. As part of that approval, HI shall provide a complete stress analysis of the mounting structure and the interface loads per FAR 25.561. HI shall endeavor in all instances to avoid modification of the primary
              Aircraft structure in the installation
              design. IFT will aid HI in coordinating and obtaining from the airline approval for the interface loads imparted into the structure. All reports to the airline shall be submitted through IFT, however, HI is ultimately responsible for design changes and updating of the reports to obtain final approval.

        3.1.4 INTERFACE CONTROL
              HI shall assure that the provisions developed for System installation is physically, functionally, and procedurally compatible for existing interfacing units and Systems in current use on the affected Aircraft. IFT will initially supply through the airline Customer, data considered necessary for establishing interfaces. HI must identify and request any additional data that may be required to fulfill their responsibilities.

        3.1.5 WEIGHT CONTROL
              HI shall assure that the weight of the installation provisions is as light as possible while consistent with other requirements.

        3.1.6 MISCELLANEOUS PROVISIONS
              HI shall be responsible for engineering that modifies existing floor and sidewall panels to accept any required disconnect brackets and cabling.

        3.1.7 CABLING INSTALLATION REQUIREMENTS
              All cabling shall be installed per FAR. 25.1353, and the routing shall be subject to approval by IFT. Installation of cables and harnesses shall meet the applicable general requirements of Boeing or McDonnell Douglas documents as applicable. HI shall utilize existing cable runs as much as possible to route all System cabling. HI shall install any required cable clamps and standoffs to support the installation of the System cabling. Cabling shall be clamped every twenty (20) to twenty-two (22) inches and wherever the cable routing makes a change in direction. HI shall define clamping techniques and components based on approved airline Customer repair and maintenance procedures. HI shall meet the separation requirements between System cabling and existing cabling that are heavy transmitters of electrical power to avoid the induction of electrical interference into the System. Cabling installation drawings shall contain the Aircraft station (STA), left or right buttock line (BL), and waterline (WL) of each cable run and disconnect location as well as the airline Customer assigned disconnect number as applicable for each installation.

              This shall apply to the following:

              a) Aircraft to head-end equipment.

              b) Head-end equipment to head-end equipment.

              c) Head-end equipment to zone equipment.

              d) Zone equipment to seat equipment.

              All hardware required to mount the cabling shall be included. For seat-to-seat cabling installation drawings, the required Customer airline supplied cable raceway shall be called out and installed. This raceway will be included in the Aircraft provisioning Kits supplied by HI.

       3.1.8  AIRCRAFT POWER AND EXISTING SYSTEM INTERFACE
              System cabling interfaces to Aircraft power and existing Aircraft Systems will be defined by the airline Customer and will be communicated to HI.

       3.1.9  CABLING AND HARNESS DESIGN REQUIREMENTS
              HI shall design and supply specified cabling to connect the individual System components together and to connect the System to Aircraft power and existing System. The number of disconnects within the Aircraft shall be kept to a minimum to enhance reliability but support the maintainability of the System. It shall be the responsibility of HI to define the number and location of disconnects and grouping of cables between equipment within the Aircraft. Cable and harness design and assembly shall follow the guidelines of Boeing and McDonnell Douglas as applicable. All HI provided System cables and harness shall be designed with sufficient length to facilitate ease of installation, a lack of static tension on the cables and good installation maintenance practices (i.e., "drip loops, etc.). Mounting hardware used to install all HI provided cables and harnesses shall be provided as part of the cable or harness assembly.

      3.1.10  WIRE AND CABLE REQUIREMENTS
              Single wire used in all cables and harnesses shall meet the requirements of MIL-W-22759. Multiple twisted conductors used in all cables and harnesses shall meet the requirements of MIL-C-27500. Coaxial wire used in cables or harnesses shall meet the requirements of MIL-C-17.

      3.1.11  CONNECTOR REQUIREMENTS
              Connectors used to interface between LRUs, disconnects, or interface with Aircraft wiring and Systems shall be of the following types (or equivalent):

              a) Circular connectors shall meet the requirements of
                 MIL-C-83723, MIL-C-26482.

              b) Rectangular connectors shall meet the requirements of
                 MIL-C-83659.

              c) Coaxial connectors shall meet the requirements of
                 MIL-C-39012.

              d) ARINC style connectors shall meet the requirements of
                 ARINC 600 or ARINC 404.

              Connectors, plug-type or receptacle-type, will be selected to appropriately match the mating half of the LRU or other cable end to avoid problems caused by differing contact alignment, insertion force tolerances, contact materials, and contact construction causing mechanical tolerance relaxation due to environmental extremes.

4.0 TECHNICAL DOCUMENTATION REQUIREMENTS

      All technical data identified in Supplier Data Requirements List in Appendix II of this document shall be provided per the SDRL in the format specified in the following paragraphs of this section. All drawings/documentation or changes to the drawings/documentation shall be transmitted to IFT in accordance with the submittal requirements of the SDRL. HI shall also provide maintenance of engineering drawings or documentation developed under the Purchase Order/Contract. All drawings/documentation, including installation drawings, work scopes, engineering orders, structural substantiation, block diagrams, wiring diagrams, System schematics and other engineering data shall be delivered to IFT when either specified in the SDRL or within 30 days of written request. Documentation and subsequent revisions (including magnetic tape) written and/or provided for the System by HI will be warranted for completeness of technical information, as defined in the requirements of ATA
      100. Further, the accuracy of HI provided technical documentation will be warranted to agree with the applicable IFT or airline Customer source specifications, documents, and drawings. Computer generated drawings and documents shall be submitted to IFT on IBM formatted 1.44 megabyte High density floppy disks unless otherwise specified.

       4.1    DOCUMENTATION REVISION SERVICES
              HI shall provide documentation revision Services for all engineering documentation at no charge to IFT for a period of six months after completion of FOT installation, where FOT installation is defined as the first Aircraft of a particular type (i.e., 747), model (i.e., -3), and interior furnishing and seating arrangement assuming that the revisions assuming that the revisions are performed to convert and clarify information.

       4.2    INSTALLATION BLOCK DIAGRAM
              HI shall prepare an Installation Block Diagram showing basic LRU-to-LRU System connections. The System Block Diagram may serve as a top level sheet to the System Schematic Diagram.

       4.3    STRUCTURAL, CABLING AND EQUIPMENT INSTALLATION DRAWINGS
              HI shall prepare all structural, cabling and equipment installation drawings. They shall be prepared and provided to IFT by HI as a Computer Aided Design (CAD) electronic file using AutoCAD 12.0, or later version, as a software design format. The installation drawings shall contain in the drawing parts list all supplier-manufactured parts, supplier-purchased parts and IFT-supplied equipment necessary to install and certify the IFT System. All installation drawings shall be executed per HI Engineering Drawing Practices. The installation drawings shall be provided to IFT by HI as electronic and paper copies.

       4.4    INSTALLATION WORKSCOPE
              HI shall prepare a detailed installation workscope based on HI-prepared installation drawings and test documents that provides written installation instruction sufficient to install all HI manufactured parts, HI purchased parts and IFT supplied equipment. In addition, the workscope shall contain all System level hot and cold electrical test plans, power-up test plans, Electro-Magnetic Interference (EMI) test plans, ground test plans, flight test plans, and acceptance test plans to verify that the IFT System does not interfere with the existing Aircraft Systems in any way. The installation workscope shall comply with HI format. They shall be prepared and provided to IFT by HI in a computer generated electronic file using Microsoft Word 6.0, or later version, software. The installation workscope shall also be provided to IFT by HI as paper copies.

        4.5   ENGINEERING RELEASES
              HI shall prepare Task Card designed as mechanic installation instructions based on the content of the installation workscope, in a format compliant to HI standard.

        4.6   AIRCRAFT SYSTEM WIRING DIAGRAM
              HI shall prepare a System wiring diagram, showing the entire System wiring definition, equipment pin assignments, grounds, etc., in a format following the airline Customer layout and symbology, and executed per ATA 100. Diagrams shall be readable from left to right in reference to power, control, actuation, and indication. The diagrams shall be based on the following Aircraft condition: Aircraft on the ground; landing gear down; power off; throttles closed; parking brake on; landing flaps up; and all doors closed. All wire assemblies shall have a unique wire number for identification purposes. This number shall follow the Aircraft manufacturer's format for identifying external (Aircraft), internal (component), twisted, shielded, and coaxial wire assemblies and shall be assigned by HI through the airline Customer. Each component shall be assigned a unique equipment designator of the format set forth by the airline Customer. All Aircraft effectivities shall be specified by assigned Aircraft registration numbers. The System wiring diagram shall be prepared and provided by HI as a Computer Aided Design (CAD) electronic file using AutoCAD 12.0, or later version, as a software design format.

        4.7   AIRCRAFT SYSTEM SCHEMATIC DIAGRAM
              HI shall prepare a System schematic diagram, showing the entire System connectivity and LRU internal functionality in a format following Swissair layout and symbology, and executed per ATA 100. Diagrams shall be readable from left to right in reference to power, control, actuation, and indication. The diagrams shall be based on the following Aircraft condition: Aircraft on the ground; landing gear down; power off; throttles closed; parking brake on; landing flaps up; and all doors closed. Each component shall be assigned a unique equipment designator of the format set forth by the airline Customer. All Aircraft effectivities shall be specified by assigned Aircraft registration numbers.

         4.8  CHAPTER 91 WIRE LIST
              HI shall prepare a wire list, hookup and ground list in compliance with ATA 100. This list shall, be prepared and provided by HI in a computer generated electronic file using Microsoft Excel 4.0, or later version, software.

         4.9  STRUCTURAL SUBSTANTIATION REPORT
              HI shall prepare a structural substantiation report that verifies HI's design. This document shall also define and verify interface loads imparted into existing Aircraft structure by HI's installation provisions. The structural substantiation shall be prepared and provided by HI in a computer generated electronic file using Microsoft Word -Registered Trademark- 6.0 or later version, software.

        4.10  ELECTRICAL LOAD ANALYSIS
              HI shall prepare an electrical load analysis defining the electrical load imparted to the existing Aircraft electrical System by the System. The electrical load analysis shall be prepared and provided by HI in a computer generated electronic file using Microsoft Excel 4.0 or later version, software.

        4.11  MASTER DRAWING AND DATA LIST (MDL)
              HI shall prepare a master drawing and data list of all IFT and HI drawings and documents that affect the configuration and Certification of the existing Customer Aircraft The master drawing and data list shall be of an indentured format, complying with HI standard format, and showing the applicable drawing number title, revision status, outstanding change notices, and approval dates. The MDL shall be prepared and provided in a computer generated electronic file using Microsoft Excel -Registered Trademark- 4.0, or later version, software.

        4.12  WEIGHT AND BALANCE REPORT
              HI shall prepare a weight and balance report giving the station, waterline and combined center of gravity for all installed HI equipment. The weight and balance report shall be prepared and provided by HI in a computer generated electronic file using Microsoft Word -Registered Trademark- 6.0, or later version
              (text), and Microsoft Excel -Registered Trademark- 4.0, or later version (tables), software.

        4.13  ASSEMBLY AND DETAIL DRAWINGS
              HI shall prepare all mechanical and cabling assembly and detail drawings and shall be prepared and provided by HI as a Computer Aided Design (CAD) electronic file using AutoCAD 12.0, or later version, as a software design format. The assembly and detail drawings shall contain all parts, material, physical and electrical characteristics, and manufacturing information necessary to manufacture the installation provisions for the System.

5.0 CERTIFICATION REQUIREMENTS

              HI shall, for this program, be responsible for providing all engineering documentation required by the SDRL to support the planning, coordination and completion of FAA Certification activities on behalf of IFT for application and receipt of a Supplemental Type Certificate (STC) of each FOT Aircraft through a DAS authority. IFT hereby grants HI a license in perpetuity to use the STC in conjunction with IFT's system. In support of the STC activity, HI will provide all documentation such as FAA Form 8110-3 required by the applicable FARs. HI shall provide on-site Certification support through STC approval for all FOT installations.

6.0 SUPPLIER PARTS PRODUCTION AND KITTING REQUIREMENTS

              HI shall produce, or subcontract to production, all parts in HI's installation design. This shall include all brackets, mounting trays, rocks, cables, and other hardware. IFT shall assume responsibility for manufacture of all LRUs. HI shall also be responsible for procurement of all mounting hardware, cable clamps, standoffs, grommets, etc., required to install IFT System equipment. HI shall also be responsible for all FAA PMA activities for parts manufactured and controlled by HI. All installation provisions designed and manufactured by HI shall meet the design, safety, quality and conformance standards of FAR
              Part 21.303. When deemed necessary, IFT will participate   First
              Article Inspections conducted by HI or their subcontractors. All repairable assemblies shall be composed of off-the shelf components available in the United States. HI shall be responsible for all installation parts logistics including staging, kitting of parts and shipping to IFT for System testing. Installation provisions shall be kitted by installation drawing and dash number for ease of conformance. Parts kitting and packaging shall conform, at a minimum, to ATA 300. IFT shall be responsible for final packaging and shipping of the complete kit to the airline Customer.

7.0 SUPPLIER QUALITY REQUIREMENTS

              HI, and/or their subcontractors, shall meet all quality requirements of accepted industry standards.

                                   APPENDIX 1


























                            [Confidential Material Omitted]

                                   APPENDIX II

                                   APPENDIX II


                                                                   Req'd   Req'd   Req'd   Req'd   Req'd
Document                                 Initial Due Date           for     for     for     for     for
                                                                    PDR     IDR     CDR    Final    STC
----------------------------------------------------------------------------------------------------------
Aircraft System Wiring Diagram          3 days prior to PDR          X       X       X       X       X
Aircraft System General Arrangement     3 days prior to PDR          X       X       X       X       X
Installation Block Diagram              3 days prior to PDR          X       X       X       X       X
Cabling Installation Drawings           3 days prior to PDR          X       X       X       X       X
Equipment Installation Drawings         3 days prior to PDR          X       X       X       X       X
Electrical Load Analysis                3 days prior to PDR                  X       X       X       X
Weight and Balance Diagram              3 days prior to IDR                  X       X       X       X
Installation Workscope                  10 days prior to CDR                         X       X       X
Structural Installation Drawings        3 days prior to CDR                          X       X       X
Master Data and Drawing List            10 days after CDR                                    X       X
Stress Analysis Report                  10 days after CDR                                    X       X
Wire List Data                          10 days after CDR                                            X
HI Formatted Engineering Releases       10 days after CDR                                            X
System Ground Test Plan                 10 days after CDR                                            X
System EMI/RFI Test Plan                10 days after CDR                                            X
Flight Test Plan                        10 days after CDR                                            X
System Ground Test Procedures           10 days after CDR                                            X
 (To be incorporated into Workscope)
System EMI/RFI Test Procedures          10 days after CDR                                            X
 (To be incorporated into Workscope)
Flight Test Procedures                  10 days after CDR                                            X
 (To be incorporated into Workscope)
System Ground Test Report and 8110-3    3 days prior to A/C OD                                       X
System EMI/RFI Test Report and 8110-3   3 days prior to A/C OD                                       X
Ground Test Report and 8110-3           3 days prior to A/C OD                                       X
Aircraft Flight Manual Supplement       3 days or to A/C OD                                          X
Aircraft System Schematic Diagram       3 days prior to A/C OD                                       X
Cabin Compliance Inspection Report      1 week prior STC Issuance


                           PRICING AND PAYMENT SCHEDULE
                                 TO THE AGREEMENT
                                     BETWEEN
                       INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                       AND
                          HOLLINGSEAD INTERNATIONAL, INC.

                                     SWISSAIR

PRICES AND PAYMENT FOR SERVICES

     IFT will pay HI for the Services, on or before the last day of the calendar month following the month during which HI issues and sends its invoice to IFT for Services. The HI invoices ("Services Invoices") shall be in the following amounts:

MDll

     Stage of Services Completed                 Price
     ----------------------------                -----

     Aircraft Surveys,
     Technical Coordination Meetings(1)          [Confidential Material Omitted]

     Preliminary Design Review (PDR)             [Confidential Material Omitted]

     Preliminary Electrical Analysis Report
     and Preliminary Certification Plan          [Confidential Material Omitted]

     Intermediate Design Review (IDR)(2)         [Confidential Material Omitted]

     Preliminary Weight and Balance
     and Stress Analysis Reports                 [Confidential Material Omitted]

     Ground Test EMI/RFI and
     Flight Test Plans                           [Confidential Material Omitted]

     Critical Design Review (CDR)                [Confidential Material Omitted]


------------------------

     1  [Confidential Information Omitted]

     2  [Confidential Information Omitted]


     Installation                                          [Confidential Information Omitted]

     Final Submittal of Data Package to FAA                [Confidential Information Omitted]
                                                           -------

          TOTAL MD-11                                     [Confidential Information Omitted]


B747


     Stage of Services Completed                           Price
     ---------------------------                           -----

     Aircraft Surveys,
     Technical Interface Meetings(3)                       [Confidential Information Omitted]

     Preliminary Design Review (PDR)                       [Confidential Information Omitted]

     Preliminary Electrical Analysis Report
     and Preliminary Certification Plan                    [Confidential Information Omitted]

     Intermediate Design Review (IDR)(4)                   [Confidential Information Omitted]

     Preliminary Weight and Balance
     and Stress Analysis Reports                           [Confidential Information Omitted]

     Ground Test EMI/RFI and
     Flight Test Plans                                     [Confidential Information Omitted]

     Critical Design Review (CDR)                          [Confidential Information Omitted]

     Installation                                          [Confidential Information Omitted]

     Final Submittal of Data Package to FAA                [Confidential Information Omitted]
                                                           -------

          TOTAL B747 NRE                                  [Confidential Information Omitted]


------------------------

     3   [Confidential Information Omitted]

     4    [Confidential Information Omitted]

PRICES AND PAYMENT FOR KITS

     [Confidential Information Omitted]


PRICES AND PAYMENT FOR INSTALLATION LABOR

     [Confidential Information Omitted]

PRICES AND PAYMENT FOR CERTIFICATION

     Upon the completion of Certification for each FOT Aircraft for the Customer, HI shall invoice IFT for the Certification at the prices listed below; IFT will pay HI for the Certification on or before the last day of the calendar month, following the month during which HI issues and sends its invoice to IFT for Certification. The price for Certification of each type of Aircraft is:

          MD11 Aircraft                     [Confidential Information Omitted]
          B747 Aircraft                     [Confidential Information Omitted]

PRICES AND PAYMENT FOR TRAVEL AND LODGING

     During each calendar month during which HI has (i) incurred expenses for Travel, Lodging or Per Diem for its employees for the performance of Engineering Services, Certification or Installation Labor and (ii) charged an administrative fee for the management of Travel, Lodging and Per Diem, HI shall invoice IFT for 100% of the cost of Travel, Lodging and Per Diem, (a "Travel and Lodging Invoice"); IFT will pay HI the Travel and Lodging Invoice on or before the last day of the calendar month following the calendar month during which such invoice was received by IFT.

                                    PROJECT

                                   SCHEDULES


                        [Confidential Information Omitted]


                                   SUPPLEMENT I

                                   SUPPLEMENT I

                      Kit Price Components and Reconciliation

All Swissair MD11 and B747 Kits contain basic component part groupings which are as follows:

                    -  STRUCTURE (ST) including:
                          Pallets, Verticle Supports, Rods/Rod Fittings, Angles, Fittings, Mounting Plate, Disconnect Panels, Brackets, Floor Disconnect Bores.

                    -  TRAYS/TRAY HARNESSES (TT) including:
                          Trays, Shock Mounts, Input/Output Cables.

                    -  CABIN WIRING (CW) including:
                          SDU to SDU Cabling, SDU to SEB Cabling.

                    -  AIRCRAFT WIRING/INTERFACES (AWI) including:
                          Pallet to Pallet Wiring, Clamp Hardware, Zone Output Cabling, P/A Interface, Power Interface, Circuit Breakers, Ceiling Panels, SATCOM Interface.


                     Price Per     Appendix I  Extended Warranty/
                  06/27/96 Draft    Changes      Insurance Cost    New Kit Value
                  --------------   ----------  ------------------  -------------
MD 11 Series 56
---------------
    ST
    TT                       [Confidential Information Omitted]
    CW
    AWI

                                 SUPPLEMENT I                       Page 2

MD 11 SERIES 57
---------------
   ST
   TT                          [Confidential Information Omitted]
   CW
   AWI



B747 COMBI
----------
   ST
   TT                          [Confidential Information Omitted]
   CW
   AWI



B747 FULL PAX
-------------
   ST
   TT                          [Confidential Information Omitted]
   CW
   AWI